Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)
Arcutis Biotherapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

												Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share
	Equity	Preferred Stock, par value $0.0001 per share
	Debt	Debt Securities
	Other	Depositary Shares
	Other	Warrants
	Other	Purchase Contracts
	Other	Units
	Unallocated (Universal) Shelf	__	457(o)	(1)	(2)	$300,000,000	0.0001476	$44,280.00
	Equity	Common Stock, par value $0.0001 per share	457(o)	(3)		$18,252,501	0.0001476	$2,694.07
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	415(a)(6)	(3)(4)		$81,747,499	0.0001091		S-3ASR	333- 252612	February 1, 2021	$8,918.65
Total Offering Amounts						$400,000,000		$46,974.07
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due								$46,974.07
(1)An indeterminate number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an indeterminate number of securities is being registered as may be issued from time to time upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to any anti-dilution provisions of any such securities. Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(2)The proposed maximum offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and related disclosure on Form S-3.
(3)An indeterminate number of shares of common stock is being registered as may from time to time be offered at unspecified prices.
(4)The Registrant previously paid registration fees of $10,910.00 in connection with the filing of a prospectus supplement, dated May 6, 2021, to the Registrant’s Registration Statement on Form S-3ASR (File No. 333-252612) filed on February 1, 2021 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (“Rule 415(a)(6)”), the securities registered pursuant to this registration statement include $81,747,499 of shares of common stock previously registered on the Prior Registration Statement and which remain unsold under the Registrant’s “at the market offering” sales agreement with Cowen and Company, LLC (the “Unsold Securities”). Pursuant to Rule 415(a)(6), the registration fee amount of $8,918.65 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the prospectus supplement to the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and any updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.